Exhibit 4.11

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER APRIL 23, 2020.

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Date of Issue: April 23, 2020	Warrant Certificate No. 2020-02

14,350 WARRANTS TO PURCHASE MULTIPLE VOTING SHARES OF

HARVEST HEALTH & RECREATION, INC.

THIS CERTIFIES that, for value received, Cumberland Property Leasing, LLC, a Pennsylvania limited liability company (the “Holder”) is the registered holder of 14,350 warrants (each, a “Warrant” and collectively, the “Warrants”) represented by this certificate (this “Warrant Certificate”, which shall include any certificate issued in replacement thereof). Each whole Warrant shall entitle the Holder, subject to the terms and conditions set forth in this Warrant Certificate, to acquire from Harvest Health & Recreation, Inc., a British Columbia corporation (the “Corporation”) one (1) fully paid and non-assessable Multiple Voting Share (as defined below) on payment of CAD$131.60 (the Exercise Price (as defined below)) per Multiple Voting Share multiplied by the number of Multiple Voting Shares subscribed for, on and subject to the terms and conditions set forth below, at any time on or before the Expiry Time (as defined below). The Warrants are being issued to the Holder pursuant to the terms of a redeemable promissory note issued by the Corporation to the Holder dated as of June 28, 2019 (the “Note”) pursuant to the terms of a Real Estate and Asset Purchase Agreement entered into by the Holder and BRLS Properties PA-SE, LLC (“Buyer”) dated March 22, 2019, as amended by that certain Amendment to Real Estate and Asset Purchase Agreement entered into by the Holder and BRLS Properties PA-SE, LLC dated May 20, 2019, and as further amended by that certain Second Amendment to Real Estate and Asset Purchase Agreement entered into by the Holder and BRLS Properties PA-SE, LLC dated June 12, 2019 (the “REPA”).

1.	Definitions

In this Warrant Certificate, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely and the meanings set forth in the Note and the REPA:

(a)	“Business Day” means a day, other than a Saturday, Sunday or statutory holiday, on which the principal commercial banks located in Toronto and Sydney are open for business during normal banking hours;

(b)

“Exercise Price” means CAD$131.60, which is equal to 100 times the ten (10) day volume weighted average price for each share of the Corporation’s Subordinate Voting Shares (the “Subordinate Voting Shares”) on the Canadian Securities Exchange (the “CSE”) over the ten business days preceding the date the Corporation or its affiliate sends written notice to the Holder of the Corporation’s or its affiliate’s intent to redeem the Note (the “Redemption Notice Date”);

(c)	“Expiry Time” means 5:00 p.m., Toronto, Ontario time, on the date that is three years from date of issue set forth above;

(d)	“Indemnity Note” means that certain Indemnity Holdback Promissory Note dated June , 2019 in the original principal amount of $150,000.00 from Buyer in favor of Holder.

(e)

“Multiple Voting Shares” means the Multiple Voting Shares of the Corporation as such shares are constituted on the date hereof, as the same may be reorganized, reclassified or redesignated pursuant to any of the events set out in Section 4 hereof;

(f)	“Number of Warrants” means a number of Multiple Voting Shares equal to the product of (i) 0.35 and (ii) forty-one thousand (41,000), subject to adjustment as provided for herein.

(g)

“One Year Warrant” means that Warrants to Purchase Multiple Voting Shares of Harvest Health & Recreation, Inc. issued to Holder for 41,000 Multiple Voting Shares on the date hereof that contains a one (1) year exercise period.

(h)

“Person” means any individual, sole proprietorship, limited or unlimited liability corporation, limited liability company, partnership, unincorporated association, unincorporated syndicate, body corporate, joint venture, trust, pension fund, union, governmental authority, and a natural person including in such natural person’s capacity as trustee, heir, beneficiary, executor, administrator or other legal representative;

(i)	“Subscription Form” means the form of subscription annexed hereto as Schedule “A”;

(j)	“Transfer Form” means the transfer form annexed hereto as Schedule “B” to this Warrant Certificate; and

(k)

“this Warrant Certificate”, “Warrant Certificate”, “herein”, “hereby”, “hereof”, “hereto”, “hereunder” and similar expressions mean or refer to this Warrant Certificate and any deed or instrument supplemental or ancillary thereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof.

2.	Expiry Time

After the Expiry Time, all rights under any Warrant evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

3.	Exercise Procedure

Subject to the restrictions provided for in Section 4(c), the Holder may exercise, in whole or in part, at any time commencing after the date hereof, the right of purchase provided herein prior to the Expiry Time provided that:

(a)

this Warrant Certificate, with the Subscription Form is duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Corporation; and

(b)

a certified cheque, money order or bank draft payable to or to the order of the Corporation in Canadian currency in an amount equal to the Exercise Price multiplied by the number of Multiple Voting Shares for which such subscription is being made, up to the Number of Warrants.

Any Warrant Certificate and cash, certified cheque, money order or bank draft referred to in the foregoing clauses shall be deemed to be surrendered only upon delivery thereof to the Corporation at its principal office in the manner provided in Section 24 hereof.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder, for new Warrant Certificates of like tenor representing, in the aggregate, the same number of Warrants and entitling the Holder to the right to subscribe for the same aggregate number of Multiple Voting Shares at the same Exercise Price which may be subscribed for hereunder, up to the Number of Warrants.

4.    Adjustment to Exercise Price and Number of Warrants. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Corporation shall at any time before the expiration of this Warrant subdivide or split the Multiple Voting Shares or its Subordinate Voting Shares, adjust the conversion ratio of the Multiple Voting Shares with respect to the Subordinate Voting Shares, combine or reverse split its the Multiple Voting Shares or its Subordinate Voting Shares, or issue additional Multiple Voting Shares or its Subordinate Voting Shares as a dividend, the number of Multiple Voting Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision, split, stock dividend, negative adjustment in the conversion ratio of the Multiple Voting Shares with respect to the Subordinate Voting Shares, or proportionately decreased in the case of a combination, reverse split, or positive adjustment in the conversion ratio of the Multiple Voting Shares with respect to the Subordinate Voting Shares. Appropriate adjustments shall also be made to the Exercise Price. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the subdivision, split, stock dividend, combination, reverse split, or adjustment in conversion ratio becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. If after the date hereof the Corporation shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Corporation or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Multiple Voting Shares which might have been purchased by the Holder immediately prior to such Reorganization (and for the avoidance of doubt, if the Holder of Multiple Voting Shares upon such Reorganization had conversion rights with respect thereto, the Holder of such Multiple Voting Shares shall have the option to so convert such Multiple Voting Shares and thereupon shall have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of stock into which the Multiple Voting Shares were converted which might have been purchased by the Holder immediately prior to such Reorganization), and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Exercise Price and the number of Multiple Voting Shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 4(d), the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change in the capital stock of the Corporation (other than as a result of a subdivision, split, stock dividend, combination, reverse split, or adjustment in conversion ratio provided for in Section 4(a) above), or any consolidation of the Corporation with, or merger of the Corporation into, another corporation or other business organization (other than a merger in which the Corporation is the surviving corporation and which does not result in any reclassification or change of the outstanding capital stock of the Corporation), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Corporation.

(c) Indemnity Offset.

(i) In the event that there shall occur a Third Party Claim or any claim for any environmental liability for which indemnification for any Loss and Expense is sought under the REPA, Holder shall have the option to defend, indemnify and hold the Buyer Indemnified Parties harmless of such Third Party Claim or environmental claim pursuant to and in accordance with Section 8.2 of the REPA and employ counsel of its choice to do so. A Loss and Expense, whether resulting from a Third Party Claim, an environmental claim, or a direct claim by a Buyer Indemnified Party, shall be set off against the Indemnity Note, payable, or used to reduce any Warrants hereunder (all as set forth more fully below), upon the earlier of such Loss and Expense being agreed upon by the applicable Buyer Indemnified Party and the Holder or being finally determined pursuant to a final judgment after exhaustion of all possible appeals (the “Loss and Expense Determination Date”). Upon such Loss and Expense being subject to set off against the Indemnity Note, payable, or used to reduce any Warrants hereunder (all as set forth more fully below) on the Loss and Expense Determination Date, such Loss and Expense shall first be set off against the then-outstanding principal of the Indemnity Note, and with respect to any remaining Loss and Expense not so set off, the Holder shall have the option (the “Indemnification Option”) in its sole and absolute discretion to: (a) pay in cash to the applicable Buyer Indemnified Party the amount of such remaining Loss and Expense; or (b) if such remaining Loss and Expense exceeds the amount of Warrants available for reduction under the One Year Warrant, to permit the Corporation to reduce the Number of Warrants as set forth below up to the amount of such remaining Loss and Expense. Upon the applicable Loss and Expense being fully set-off against the Indemnity Note, or paid in cash or used to reduce the Number of Warrants, all as set forth above, such Loss and Expense shall be fully and finally settled and resolved; provided that the agreement between Buyer and Holder or the final judgment (after exhaustion of all possible appeals) of a Loss and Expense shall not constitute a waiver of any other Loss and Expense not subject to such agreement or final judgment. The Indemnification Option shall be exercised by Holder by delivering written notice of such exercise to the applicable Buyer Indemnified Party within fifteen (15) days of the Loss and Expense Determination Date, and in the event the Indemnification Option is to pay to the applicable Buyer Indemnified Party the full amount of an indemnifiable Loss and Expense in cash, the Holder shall deliver such cash amount to the applicable Buyer Indemnified Party on or before such fifteenth (15th) day. Notwithstanding anything to the contrary, during the pendency of any claims, actions, suits, demands, requests, negotiations, mediations, arbitrations, or any other form of proceedings pursuant to which any indemnification for any Loss and Expense is sought (collectively, “Indemnification Claim”), if the Expiry Period expires during the pendency of the Indemnification Claim with respect to any Warrants subject to the Buyer Indemnity Amount, the Expiry Period for such Warrants shall be tolled and shall be extended by an amount of time equal to the duration of such Indemnification Claim plus an additional 30 days, but in no event shall such Expiry Period be extended by more than one (1) year after the Original Expiry Period. For clarification purposes only, if an Indemnification Claim for a Loss and Expense is commenced or asserted within one (1) year of the date of the Note and the Loss and Expense subject to such Indemnification Claim has not been agreed upon by the applicable Buyer Indemnified Party and the Holder or finally determined pursuant to a final judgment after exhaustion of all possible appeals on or before the one (1) year anniversary of the Note (such Indemnification Claim, a “Holdover Claim”), that portion of the outstanding principal amount of the Indemnity Note as of such one (1) year date equal to the Loss and Expense of the Holdover Claim shall continue to be held subject to the Indemnity Note and shall be available for offset (if applicable) on the Loss and Expense Determination Date; provided that if the outstanding principal amount of the Indemnity Note as of such one (1) year date is not equal to or in excess of the Loss and Expense of the Holdover Claim, then to Holder shall have the option of: (i) posting a cash bond in an amount equal to the excess Loss and Expense (less the amount of Warrants Holder has permitted the Corporation to hold in abeyance until the Loss and Expense Determination Date under the One Year Warrant); or (ii) permitting the Corporation to hold in abeyance until the Loss and Expense Determination Date the Number of Warrants equal to the excess Loss and Expense (using the valuation methodology described in Section 4(c)(ii) below) (less the amount of Warrants Holder has permitted the Corporation to hold in abeyance until the Loss and Expense Determination Date under the One Year Warrant) (any such Warrants, “Holdover Warrants”); provided further that with respect to any Holdover Warrants that are not finally used to reduce any Loss and Expense of the Holdover Claim, the Expiry Period for such Holdover Warrants shall be tolled and shall be extended by an amount of time equal to the duration of such Indemnification Claim plus an additional 30 days but in no event shall such Expiry Period be extended by more than one (1) year after the Original Expiry Period.

(ii) In the event that Holder does not exercise the Indemnification Option to pay to the applicable Buyer Indemnified Party the full amount of an indemnifiable Loss and Expense in cash, the Number of Warrants shall be reduced on the sixteenth (16th) day following the Loss and Expense Determination Date by an amount equal to zero and 35/100 (0.35) of a Warrant (i.e., 0.35 of a Warrant) for each $100.00 of such Loss and Expense (all such amounts of Loss and Expense shall be rounded to the nearest $100.00) (the “Buyer Indemnity Amount”) in excess of the sum of (a) the then-outstanding principal amount of the Indemnity Note; plus (b) the product of (A) $100.00; multiplied by (B) of Warrants available for reduction under the One Year Warrant (the “Net Indemnity Claim” and collectively, the “Indemnity Offset Warrants”), without prejudice to any other right or remedy the Corporation has or may have under the REPA. The number of Indemnity Offset Warrants shall be rounded to the nearest whole Warrant. If the Loss and Expense is a result of a claim or demand and: (a) the amount of such Loss and Expense is not determined pursuant to a final judgment; (b) cannot be ascertained through the use of a commercially accepted value/loss assessment methodology; and (c) the Holder and Buyer are unable to agree on such amount after good faith negotiations, then an amount equal to Buyer’s good faith estimate of the amount of such claim shall be used to determine the amount of Loss and Expense for purposes of computing the Buyer Indemnity Amount. For illustration purposes only, if there is an indemnifiable Loss and Expense equal to $150,200.00 and the then-outstanding principal amount of the Indemnity Note is $150,000.00 and the amount of Warrants available for reduction under the One Year Warrant is zero (0), the Buyer Indemnity Amount shall be equal to $200.00, and the number of Indemnity Offset Warrants shall be equal to 70/100 (0.70) of a Warrant (i.e., 0.70 of a Warrant). Notwithstanding anything to the contrary in this Warrant or the REPA, if the Buyer Indemnified Party is eligible for recovery of Loss and Expense under Section 8.4 of the REPA, Buyer Indemnified Party shall be entitled to indemnification recovery by such Net Indemnity Claim only up to the entire amount of the Loss and Expense and shall not be entitled to double recovery.

(d) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Corporation shall promptly notify the Holder of such event and of the number of Multiple Voting Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

5.	Entitlement to Warrant Certificate

Upon such delivery and payment as aforesaid, the Corporation shall cause to be issued to the Holder hereof the Multiple Voting Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to the Warrants represented by this Warrant Certificate, and the Holder hereof shall become a shareholder of the Corporation in respect of such shares with effect from the date of such delivery and payment, and shall be entitled to delivery of a certificate or certificates (or at Holder’s option, a direct registration system statement, if available) evidencing such shares and the Corporation shall cause such certificate or certificates to be mailed by registered or certified mail or couriered by a nationally recognized overnight courier, all via overnight delivery, to the Holder at the address or addresses specified in such subscription within three (3) Business Days of such delivery and payment (the “Warrant Share Delivery Date”). The issuance of certificates of Multiple Voting Shares upon the exercise of the Warrants shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

Without limiting the rights afforded herein, if the Corporation fails to transmit to the Holder the applicable Multiple Voting Shares by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

6.	Partial Exercise

The Holder may subscribe for and purchase a number of Multiple Voting Shares less than the number the Holder is entitled to purchase pursuant to this Warrant Certificate. In the event of any such subscription and purchase prior to the Expiry Time, the Holder shall, in addition, be entitled to receive, without charge, a new Warrant Certificate representing Warrants in respect of the balance of the Multiple Voting Shares of which the Holder was entitled to purchase pursuant to this Warrant Certificate and which were then not purchased.

7.	No Fractional Shares

Under no circumstances shall the Corporation be obliged to issue any fractional Multiple Voting Shares or any cash or other consideration in lieu thereof upon the exercise of one or more Warrants. To the extent that the Holder of one or more Warrants would otherwise have been entitled to receive on the exercise or partial exercise thereof a fraction of a Multiple Voting Share, the Holder may exercise that right in respect of the fraction only in combination with another Warrant or Warrants that in the aggregate entitle the Holder to acquire a whole number of Multiple Voting Shares.

8.	Not a Shareholder

Nothing in this Warrant Certificate or in the holding of the Warrants evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation.

9.	No Obligation to Purchase

Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for, or the Corporation to issue, any shares except those shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

10.	Transfer

Subject to compliance with applicable laws and the terms hereof, the Warrants evidenced hereby may not be transferred until the later of (i) one year after the issuance date of the Note or (ii) the resolution of all Indemnification Claim that are commenced within one (1) year of the issuance date of the Note, provided that if this clause (ii) shall delay the transferability of the Warrants pursuant to this sentence, the number of Warrants that exceed the claimed Loss and Expense that is subject to Indemnification Claim may be freely transferred. No transfer of the Warrants evidenced hereby shall be effective unless this Warrant Certificate is accompanied by a duly executed Transfer Form or other instrument of transfer in such form as the Corporation may from time to time prescribe, together with such evidence of the genuineness of each endorsement, execution and authorization and of other matters as may reasonably be required by the Corporation, and delivered to the Corporation. No transfer of the Warrants evidenced hereby shall be made if in the opinion of counsel to the Corporation such transfer would result in the violation of any applicable securities laws. Subject to the foregoing, the Corporation shall issue and mail as soon as practicable, and in any event within five (5) Business Days of such delivery, a new Warrant

Certificate (with or without legends as may be appropriate) registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed.

11.	Covenants

(a)	The Corporation covenants and agrees that:

(i)

so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital at least a number of Multiple Voting Shares sufficient to satisfy the right of purchase herein provided for should the Holder determine to exercise its rights in respect of all the Multiple Voting Shares for the time being called for by such outstanding Warrants; and

(ii)

all Multiple Voting Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Multiple Voting Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non- assessable Multiple Voting Shares and the holders thereof shall not be liable to the Corporation or to its creditors in respect thereof.

(b)	The Corporation shall preserve and maintain its corporate existence.

(c)

The Corporation shall not, by amendment of its governing documents, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

12.	Representations and Warranties

The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue the Warrants evidenced hereby and the Multiple Voting Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Warrant Certificate represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

13.	If Share Transfer Books Closed

The Corporation shall not be required to deliver certificates for Multiple Voting Shares while the share transfer books of the Corporation are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrants in accordance with the provisions hereof and the making of any subscription and payment for the Multiple Voting Shares called for thereby during any such period delivery of certificates for Multiple Voting Shares may be postponed for not exceeding five (5) Business Days after the date of the re-opening of said share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the

Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Multiple Voting Shares called for after the share transfer books have been re-opened.

14.	Protection of Shareholders, Officers and Directors

Subject as herein provided, all or any of the rights conferred upon the Holder may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement herein contained or in any of the Warrants evidenced hereby shall be taken against any shareholder, officer or director of the Corporation, either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants evidenced hereby are solely corporate obligations of the Corporation and that no personal liability whatever shall attach to or be incurred by the shareholders, officers, or directors of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants evidenced hereby.

15.	Lost Warrant Certificate

If the Warrant Certificate evidencing the Warrants issued hereby becomes stolen, lost, mutilated or destroyed the Corporation may, on such terms, as it may in its discretion impose, respectively issue and countersign a new certificate evidencing the Warrants of like denomination, tenor and date as the certificate so stolen, lost mutilated or destroyed provided that the Holder shall bear the reasonable cost of the issue thereof and in case of loss, destruction or theft, shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate which shall be satisfactory to the Corporation, in its sole discretion acting reasonably, and the Holder may also be required to furnish an indemnity in form satisfactory to the Corporation, in its sole discretion acting reasonably, and shall pay the reasonable charges of the Corporation in connection therewith..

16.	Governing Law

This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein, governing contracts made and to be performed wholly therein, and without reference to its principles governing the choice or conflict of laws.

17.	Severability

If, in any jurisdiction, any provision of this Agreement or its application to the Corporation and/or the Holder or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Warrant Certificate, without affecting the validity or enforceability of such provision in any other jurisdiction and without affecting its application to other parties or circumstances..

18.	Headings

The headings of the sections, subsections and clauses of this Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant Certificate.

19.	Numbering

Unless otherwise stated, a reference herein to a numbered or lettered section, subsection, clause, subclause or schedule refers to the section, subsection, clause, subclause or schedule bearing that number or letter in this Warrant Certificate.

20.	Gender

Whenever used in this Warrant Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

21.	Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

22.	Computation of Time Period

Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

23.	Binding Effect

This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the Corporation and its successors and permitted assigns.

24.	Notice

Any notice, direction or other communication given pursuant to this Warrant Certificate (each a “Notice”) must be in writing, sent by personal delivery, courier or email and addressed:

if to the Corporation:

BRLS Properties PA-SE, LLC

1155 W. Rio Salado Parkway, Suite 201

Tempe, AZ 85281

Attn: Lazarus Rothstein, Assistant General Counsel

E-mail: lrothstein@harvestinc.com

if to the Holder at:

Cumberland Property Leasing, LLC

500 Summer Street, Suite 405

Stamford, CT 06901

Attn: Darin Clay, Managing Member

E-mail: darin@sdscapital.com

With a copy to:

Fox Rothschild LLP

2000 Market Street

Suite 2000

Philadelphia, PA 19103

Attn: Joshua Horn, Esq.

E-mail: jhorn@foxrothschild.com

Any Notice, if personally delivered (including through delivery by courier), shall be deemed to have been validly and effectively given and received on the date of such delivery, if delivered before 5:00 p.m. on a Business Day in the place of delivery, or the next Business Day in the place of delivery, if not delivered on a Business Day or if delivered after 5:00 p.m. on a Business Day in the place of delivery, and if sent by electronic communication with confirmation of transmission, shall be deemed to have been validly and effectively given and received on the Business Day on the date of such electronic communication, if received before 5:00 p.m. on a Business Day in the place of receipt, or the next Business Day in the place of receipt, if not received on a Business Day or if received after 5:00 p.m. on a Business Day in the place of receipt. Any Party may at any time change its address for service from time to time by giving notice to the other Party in accordance with this Agreement.

25.	Execution

This Warrant may be executed and delivered by fax or other means of electronic transmission (e.g. PDF), and all such counterparts and faxes (or PDFs) together constitute one agreement.

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of this 23rd day of April, 2020.

Harvest Health & Recreation, Inc.

Per:
Name: Steve White
Title: Chief Executive Officer

SCHEDULE “A”

SUBSCRIPTION FORM

TO:    Harvest Health & Recreation Inc.

The undersigned holder of the within warrant certificate hereby irrevocably subscribes for [INSERT NUMBER OF SHARES] Multiple Voting Shares of Harvest Health & Recreation, Inc., a British Columbia corporation (the “Corporation”) pursuant to the within warrant certificate at the Exercise Price per share specified in the said warrant certificate and encloses herewith cash or a certified cheque, money order or bank draft payable to the order of the Corporation in payment of the subscription price therefor. Capitalized terms used herein have the meanings set forth in the within warrant certificate.

The undersigned hereby acknowledges that the following legends may be placed on the certificates representing the Multiple Voting Shares:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER APRIL 23, 2020.

NEITHER THIS SECURITY OR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

DATED this              day of                     , 20    .

NAME:
Signature:
Address:

☐

Please check box if these Multiple Voting Share certificates are to be delivered at the office where this warrant certificate is surrendered, failing which the Multiple Voting Shares certificates will be mailed to the subscriber at the address set out above.

If any Warrants represented by this certificate are not being exercised, a new certificate may be issued and delivered with the Multiple Voting Share certificates.

SCHEDULE “B”

TRANSFER FORM

TO:	[●]
	Attention:	●
	Email:	●

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

(Social Insurance Number)

                     of the Warrants registered in the name of the undersigned transferor represented by the attached Warrant Certificate.

THE UNDERSIGNED TRANSFEROR HERBY CERTIFIES AND DECLARES that the Warrants are not being offered, sold or transferred to, or for the account or benefit of, a U.S. Person (as defined in Rule 902(k) of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) or a person within the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available.

DATED this              day of                     ,            .

Signature of Registered Holder	Signature Guarantee
(Transferor)

Print name of Registered Holder

Address

NOTE:    The signature on this transfer form must correspond with the name as recorded on the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever or this transfer form must be signed by a duly authorized trustee, executor, administrator, curator, guardian, attorney of the Holder or a duly authorized signing officer in the case of a corporation. If this transfer form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign.

All endorsements or assignments of these Warrants must be signature guaranteed by a bank or trust company or by a member of a stock exchange in Canada.